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                                                                     EXHIBIT 4.1

                                INTERTAN, INC.
                          RESTRICTED STOCK UNIT PLAN



SECTION I.    PURPOSE

     The purpose of the InterTAN, Inc. Restricted Stock Unit Plan (the "Plan") is to encourage and enable key employees of InterTAN, Inc. (the "Company") and its subsidiaries, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. Accordingly, the Company may award bonuses in the form of rights to acquire Common Stock of the Company, par value $1.00 per share ("Stock") subject to the restrictions set forth in Section V ("Restricted Stock Units"), as hereinafter set forth.

SECTION II.   ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Organization and Compensation Committee (the "Committee"); provided that the Committee is composed of two or more directors who qualify as "Non-Employee Directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act").

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     The Committee shall have sole authority to determine the employees who are to be awarded Restricted Stock Units from among those eligible hereunder and to establish the number of shares that may be acquired pursuant to an award of Restricted Stock Units after taking into consideration the position held, the duties performed, the compensation received, the services expected to be rendered by such employee and such other factors as the Committee, in its sole discretion, may deem relevant. The Committee is authorized to interpret the Plan, and may from time to time adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be deemed the acts of the Committee. All decisions made by the Committee in selecting the employees to whom Restricted Stock Units shall be awarded, in establishing the number of shares that may be acquired pursuant to Restricted Stock Units awarded to employees and in construing the provisions of the Plan and any award agreement made pursuant to the Plan shall be final. No member of the Committee shall be liable for any action taken, failure to act, determination or interpretation made in good faith with respect to the Plan or any Restricted Stock Units awarded under the Plan.

SECTION III.   SHARES SUBJECT TO THE PLAN

     The aggregate number of shares of Stock subject to awards in the form of Restricted Stock Units under this Plan shall not exceed 200,000 shares. Such shares of Stock shall consist of previously issued shares of Stock reacquired by the Company. Any shares of Stock which remain unissued and which are not subject to outstanding awards of Restricted Stock Units at the termination of the Plan shall cease to be subject to the Plan. Should any Restricted Stock Units previously awarded fail to become vested, the shares of Stock subject to such Restricted Stock Units will again be available for grant or award under the Plan. The aggregate number of shares of Stock subject to Restricted Stock Units which may be issued under the Plan shall be subject to adjustment as provided in
Section VI hereof or amendment of the Plan in accordance with Section X hereof.

SECTION IV.    ELIGIBILITY

     The Committee shall determine and designate, at any time or from time to time, the key employees of the Company and its subsidiaries to whom Restricted Stock Units are to be awarded, but the Committee may authorize the award of Restricted Stock Units only to individuals who are key employees (including officers and directors who are also key employees) of the Company or a subsidiary at the time the Restricted Stock Units are awarded.

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Restricted Stock Units may be awarded to the same employee on more than one occasion.

SECTION V.    RESTRICTED STOCK UNITS

     The Committee may from time to time, in its sole discretion, award bonuses in the form of Restricted Stock Units to persons eligible to receive awards of Restricted Stock Units under Section IV. Each Restricted Stock Unit is a fictional device which shall represent the right to acquire one share of Stock if the applicable vesting conditions of such Restricted Stock Unit have been satisfied, and does not constitute a Stock equivalent or represent any interest in or right to the Company's securities. All Restricted Stock Units awarded under the Plan shall be subject to such restrictions and terms and conditions on vesting, if any, as may be determined by the Committee and which shall be set out in the applicable Restricted Stock Unit Agreement. The provisions of this Plan shall prevail in the event of any conflict between the Plan and any Restricted Stock Unit Agreement. The Committee may in its sole discretion remove, modify or accelerate the release of restrictions on vesting of any Restricted Stock Unit in the event of death or disability of the recipient of such Restricted Stock Unit, or for such other reasons as the Committee may deem appropriate.

SECTION VI.   ADJUSTMENTS

     In the event the Company shall effect a split of the Stock or dividend payable in Stock, or in the event the outstanding Stock shall be combined into a smaller number of shares, the maximum number of shares of Stock with respect to which Restricted Stock Units may be awarded and the maximum number of Shares underlying the Restricted Units under the Plan shall be increased or decreased proportionately.

     In the event of a reclassification of the Stock not covered by the foregoing, or in the event of a liquidation or reorganization, including a merger, consolidation or sale of assets, the Board of Directors shall make such adjustments, if any, as it may deem appropriate in the number and kind of shares subject to Restricted Stock Units which may be awarded or which have previously been awarded under the Plan. The provisions of this Section shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.

SECTION VII.  CONTINUANCE OF EMPLOYMENT

     Neither the Plan nor any agreement relating to any award of Restricted Stock Units shall impose any obligation on the Company or any subsidiary to continue to employ any employee.

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SECTION VIII.  WITHHOLDING

     The Company shall have the right to withhold taxes, as required by law, from any transfer of Stock to an employee under the Plan or to collect, as a condition of such transfer, any taxes required by law to be withheld.

SECTION IX.    BENEFICIARY DESIGNATION

     Subject to applicable law, each employee who receives an award of Restricted Stock Units under the Plan shall have the right to designate a beneficiary to receive the stock certificates for the Stock underlying the Restricted Stock Units that have vested in that employee under the Plan as of the date of the employee's death. In the event no such beneficiary is designated, such stock certificates shall be delivered to the employee's estate.

SECTION X.     AMENDMENT OR TERMINATION OF THE PLAN

     The Board of Directors in its discretion may terminate the Plan at any time. The Board of Directors shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no such change may be made which adversely affect the amount or terms and conditions of any awards made under the Plan to that date without the consent of such recipient; and provided, further, that any change which increases the aggregate number of shares of Stock underlying Restricted Stock Units which may be issued pursuant to the Plan shall comply with then-applicable law and New York Stock Exchange Policy.

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SECTION XI.   EFFECTIVENESS AND EXPIRATION OF THE PLAN

     If adopted by the Board of Directors and the Committee shall have been advised by legal counsel for the Company that in the opinion of such counsel all applicable requirements of law precedent to its becoming effective have been fully met, then the Plan shall become effective on October 3, 2000 or as soon thereafter as the aforesaid requirements have been met; provided, however that the four grants of Restricted Stock initially authorized by the Company on June 7, 1999, shall be deemed to have been grants of Restricted Stock Units made pursuant to the Plan. The Plan shall expire ten (10) years after the effective date of the Plan and all Restricted Stock Units not vested upon expiration of the Plan shall be forfeited. With respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provisions of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee or by the Board of Directors.

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     IN WITNESS WHEREOF, this Restricted Stock Unit Plan has been executed by an authorized officer of InterTAN, Inc. this 3rd day of October, 2000.

                              INTERTAN, INC.



                              By: /s/ JEFFREY LOSCH
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                                 Name: Jeffrey Losch
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                                 Title: Vice President, Secretary and Corporate
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                                 Counsel
                                 -------

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